SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)            June 24, 2003

AMERICA'S SENIOR FINANCIAL SERVICES, INC.
	(Exact name of registrant as specified in its charter)

 Florida                                   0-25803      65-0181535
(State or other jurisdiction             (Commission    (IRS Employer
 of incorporation)                         File No.)    identification No.)

10800 Biscayne Blvd., Suite 500, Miami, FL 33161

Registrant's telephone number, including area code     (305) 751-3232

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit 99.	Press Release dated June 24, 2003 announcing Nelson Locke's
appearance on CEOcast.

Item 9.  Regulation FD Disclosure.

America's Senior announced today that yesterday, June 23rd 2003, CEO Nelson Locke was interviewed by CEOcast and discussed the Company's growth, its current results, and its expectations for growth in the coming year. Mr. Locke describes the business platform and discusses the Company's recent press releases. The interview can be heard at www.ceocast.com.

	SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA'S SENIOR FINANCIAL
SERVICES, INC.


By:                 s/Nelson A. Locke
June 24, 2003         Nelson A. Locke
                      Chairman



Exhibit 99.	Press Release dated June 24, 2003 announcing Nelson Locke's
appearance on CEOcast.

America's Senior Financial Services, Inc. 	10800 Biscayne Blvd
- Suite 500    	Miami, FL 33161
Office (305) 751-3232 X2266	Fax Line (305) 762-5548
  E-mail Address: info@americassenior.com
Internet Address: www.americassenior.com
Jupiter, Florida

America's Senior (OTCBB-AMSE) CEO interviewed by "CEOcast".

America's Senior announced today that yesterday, June 23rd 2003, CEO Nelson Locke was interviewed by CEOcast and discussed the Company's growth, its current results, and its expectations for growth in the coming year. Mr. Locke describes the business platform and discusses the Company's recent press releases. The interview can be heard at www.ceocast.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. This news release contains forward-looking statements that reflect the Company's current views as to future events and financial performance with respect to its operations. This cautionary statement applies to the interview given at CEOcast.com. The interview and comments are based upon expected results regarding reverse mortgage operations, acquisitions, and financing. These are all subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the interview. Factors that might cause such a difference include the possibility of lower revenues for the current fiscal year, greater than anticipated operating costs, issuance of additional shares, the outcome of litigation, the decline of availability of mortgages at reasonable rates, an inability to raise acquisition funding, and a downturn in general economic conditions. These forward-looking statements speak only as of the date made.
We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. To contact Investor Relations, email the Company at info@americassenior.com. The Company's web addresses are www.americassenior.com and www.jupiter-mortgage.com.

10800 Biscayne Blvd - Suite 500
Miami, Florida 33161
Office (305) 751-3232
Fax Lines (305) 762-5548